SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 1, 2003

(Date of earliest event reported)

PRINCETON AMERICAN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-5141	22-1848644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 E. Camelback Road, Suite 105, Phoenix, Arizona 85016

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (602) 522-2444

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

On December 1, 2003, Princeton American Corporation, a Nevada corporation (the "Company") issued a press release announcing its intent to file with the SEC a Form 15 to deregister its common stock, par value $0.001 per share, under the Securities Exchange Act of 1934.  A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 - Press Release dated December 1, 2003, announcing the filing of Form 15.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRINCETON AMERICAN CORPORATION
By:	/s/ William C. Taylor

William C. Taylor Chairman, CEO and Director

Date:  December 1, 2003

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

By: /s/ William C. Taylor	Chairman, CEO and Director	December 1, 2003

William C. Taylor

By: /s/ Scott E. Bird	Secretary, CFO and Director	December 1, 2003

Scott E. Bird